Exhibit 99.1

NEWS RELEASE 2901 Butterfield Road Oak Brook, Ill. 60523 www.inlanddiversified.com

Date:        June 24, 2014
Contact:    Nicole Spreck, Inland Marketing & Communications, Inc.
(630) 586-4896 nicole.spreck@inlandgroup.com
Inland Diversified Real Estate Trust, Inc. Announces Stockholder Approval of Merger with Kite
Realty Group Trust

•	Inland Diversified stockholders vote to approve merger with Kite Realty Group Trust (NYSE: “KRG”)

•	Inland Diversified stockholders to receive 1.707 shares of Kite Realty Group Trust stock for each share of Inland Diversified stock

•	The merger is expected to close on or after July 1, 2014

Oak Brook, Ill. - At a special meeting of the stockholders of Inland Diversified Real Estate Trust, Inc. (“Inland Diversified”) held today, the Inland Diversified stockholders voted in favor of the proposal to approve the previously announced merger with Kite Realty Group Trust (NYSE: “KRG”) (“Kite”). Inland Diversified stockholders overwhelmingly approved the transaction; of the votes cast, over 94% were voted in favor of the merger.
"Today is a transformational day for Inland Diversified stockholders, and I want to thank our stockholders for approving the merger with Kite," said Barry Lazarus, president and chief operating officer at Inland Diversified. “This transaction represents the culmination of our strategic plan by providing our stockholders with the option to continue to receive dividend income and remain part of a well-capitalized combined company, or to access immediate liquidity through the sale of their publicly traded stock."
Assuming all conditions to closing the merger have been satisfied, the merger is expected to close on or after July 1, 2014.
About Inland Diversified Real Estate Trust, Inc.
Inland Diversified Real Estate Trust, Inc. is a public, non-listed real estate investment trust focused on acquiring a diversified portfolio of commercial real estate assets in various property categories, including: grocery-anchored shopping centers, necessity-based retail assets, single-tenant office and multi-family assets. For additional information about Inland Diversified, please refer to www.inlanddiversified.com.
Forward Looking Statements
This press release contains “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The statements may be identified by terminology such as “may,” “would,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “seek,” “appears,” or “believe.” Such statements reflect the current view of the Company  with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the uncertainties that may affect the ability of the parties to satisfy conditions to closing, determinations relating to the use of proceeds from the transaction, general economic conditions, unforeseen events affecting the real estate industry or particular markets, and other factors detailed under “Risk Factors” in the Company’s most recent Form 10-K and subsequent Form 10-Qs on file with Securities and Exchange Commission.
Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, the Company undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.
For Additional Information
Additional details about the transaction can be found in our Current Report on Form 8-K with the Securities and Exchange Commission. Copies can be obtained from the SEC website at www.sec.gov, or on Inland Diversified’s website at www.inlanddiversified.com. Inland Diversified stockholders may contact Inland Investor Services for additional information by calling 1-800-826-8228 or emailing to Custserv@inland-investements.com.
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